Exhibit 10.2

SHAREHOLDER AGREEMENT

dated July 7, 2009

among

GENWORTH MI CANADA INC.

and

BROOKFIELD LIFE ASSURANCE COMPANY LIMITED

and

GENWORTH FINANCIAL, INC.

-i-

TABLE OF CONTENTS

(continued)

-ii-

This Shareholder Agreement, dated July 7, 2009 (this “Agreement”), is made by and among GENWORTH MI CANADA INC., a corporation existing under the laws of Canada (“Genworth Canada”), GENWORTH FINANCIAL, INC., a corporation existing under the laws of the State of Delaware (“Genworth Financial”), and BROOKFIELD LIFE ASSURANCE COMPANY LIMITED, a corporation existing under the laws of Bermuda (“Brookfield”).

RECITALS

A. Genworth Canada has undertaken an initial public offering (the “Initial Public Offering”) of its common shares pursuant to a prospectus filed with Canadian securities regulatory authorities.

B. In connection with the Initial Public Offering, Genworth Financial, Genworth Canada and Genworth Financial Mortgage Insurance Company Canada have entered into a Master Agreement, dated as of the date hereof (the “Master Agreement”).

C. Genworth Canada, Genworth Financial and Brookfield have entered into this Agreement to set out certain key provisions relating to the provision of information and certain of their respective rights, duties and obligations following completion of the Initial Public Offering (the “Closing”).

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Certain Defined Terms. The following capitalized terms used in this Agreement shall have the meanings set forth below:

“Applicable Law” means, with respect to any Person, property, transaction, event or other matter, (i) any foreign or domestic constitution, treaty, law, statute, regulation, code, ordinance, principle of common law or equity, rule, municipal by-law, Order or other requirement having the force of law, (ii) any policy, practice, protocol, standard or guideline of any Governmental Authority which, although not necessarily having the force of law, is regarded by such Governmental Authority as requiring compliance as if it had the force of law (collectively, the “Law”) relating or applicable to such Person, property, transaction, event or other matter and also includes, where appropriate, any interpretation of the Law (or any part thereof) by any Person having jurisdiction over it, or charged with its administration or interpretation.

“Applicable GNW Shareholder” means, at any time with respect to any Common Shares or the Special Share, as applicable, the member of the Genworth Financial Group that is the holder of such share or shares, which shall initially be Brookfield in the case of both the Special Share and the Common Shares deemed to be beneficially owned by Genworth Financial pursuant to this Agreement.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Toronto, Ontario or New York, NY are authorized or required by Law to close. Any event the scheduled occurrence of which would fall on a day that is not a Business Day shall be deferred until the next succeeding Business Day.

“Board” means the board of directors of Genworth Canada from time to time.

“Business Plan” has the meaning set forth in Section 2.01(b).

“Canadian GAAP” means generally accepted accounting principles in Canada, as in effect from time to time, including, for greater certainty, International Financial Reporting Standards from and after such time as, and to the extent that, they become applicable in Canada.

“Closing” means completion of the Initial Public Offering.

“Closing Date” means the date on which the Closing takes place.

“Common Shares” means the common shares in the capital of Genworth Canada or such other shares or other securities into which such common shares are converted, exchanged, reclassified or otherwise changed from time to time.

“Genworth Financial Designee” means a director of Genworth Canada elected by the member of the Genworth Financial Group holding the Special Share from time to time pursuant to the terms of the Special Share.

“Genworth Financial Group” means, collectively, Genworth Financial and all of its direct and indirect Subsidiaries now or hereafter existing, other than Genworth Canada and its direct and indirect Subsidiaries.

“Governmental Authority” means:

(i)	any domestic or foreign government, whether national, federal, provincial, state, territorial, municipal or local (whether administrative, legislative, executive or otherwise);

(ii)	any agency, authority, ministry, department, regulatory body, court, central bank, bureau, board or other instrumentality having legislative, judicial, taxing, regulatory, prosecutorial or administrative powers or functions of, or pertaining to, government;

(iii)	any court, commission, individual, arbitrator, arbitration panel or other body having adjudicative, regulatory, judicial, quasi-judicial, administrative or similar functions; and

(iv)	any other body or entity created under the authority of or otherwise subject to the jurisdiction of any of the foregoing, including any stock or other securities exchange or professional association.

“Order” means any order, directive, judgment, decree, injunction, decision, ruling, award or writ of any Governmental Authority.

“OSFI” means the Office of the Superintendent of Financial Institutions (Canada) or any successor agency or regulatory authority thereof.

“outstanding Common Shares” means, at any time, the number of Common Shares issued and outstanding at the relevant time as reflected on the share register of Genworth Canada.

“Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the date hereof, entered into concurrently herewith by and between Brookfield and Genworth Canada.

“SEC” means the United States Securities and Exchange Commission.

“Securities Commissions” means, collectively, the securities regulatory authority in each of the Provinces and Territories of Canada.

“Share Incentive Plan” means any plan of Genworth Canada in effect from time to time pursuant to which Common Shares may be issued, or options or other securities convertible or exercisable into or exchangeable for Common Shares may be granted, to directors, officers and/or employees of, and/or consultants to, Genworth Canada and/or its subsidiaries;

“Special Share” means the one authorized special share in the capital of Genworth Canada.

“Subsidiary” or “subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (a) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests, or (iii) the capital or profit interests, in the case of a partnership; or (b) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.

“US GAAP” means generally accepted accounting principles in the United States, including specific requests or requirements of the SEC, as in effect from time to time, including, for greater certainty, International Financial Reporting Standards from and after such time as, and to the extent that, they become applicable in the United States.

SECTION 1.02 Other Terms. For purposes of this Agreement, the following terms have the meanings set forth in the sections or agreements indicated.

Term	Section
Agreement	Preamble
Brookfield	Preamble
Business Plan	Section 2.01(b)
Convertible Security	Section 3.01
Director Election	Section 2.03(a)
Dispute	Section 8.02(a)
Exercise Notice	Section 3.01
Genworth Canada	Preamble
Genworth Canada Auditors	Section 4.05(b)
Genworth Canada Information	Section 4.05(c)
Genworth Financial	Preamble
Genworth Financial Auditors	Section 4.05(b)
Genworth Financial Nominees	Section 2.03(c)
Incentive Security	Section 3.01
Initial Public Offering	Recitals
Master Agreement	Recitals
MD&A	Section 4.01(b)
Original Percentage	Section 3.01
Pre-Emptive Right	Section 3.01
Pre-Emptive Right Closing	Section 3.01
Pre-Emptive Right Securities	Section 3.01
Privilege	Section 4.09
Purchase Price	Section 3.01
Right	Section 3.01
Special Option	Section 3.01
Triggering Event	Section 3.01
Triggering Event Closing Date	Section 3.01
Triggering Event Notice	Section 3.01
Triggering Event Price	Section 3.01

SECTION 1.03 Beneficial Ownership. Solely for purposes of this Agreement, Genworth Financial shall be deemed to beneficially own shares which are beneficially owned by its direct or indirect Subsidiaries, other than Genworth Canada and its direct or indirect Subsidiaries.

ARTICLE II

CORPORATE GOVERNANCE

SECTION 2.01 Genworth Financial Approval Rights.

(a) For so long as Genworth Financial beneficially owns not less than thirty-three and one-third percent (33 1/3%) of the outstanding Common Shares, Genworth Canada shall not (either directly or indirectly through a Subsidiary) take any of the following actions without the prior written consent of Genworth Financial:

(i) consolidate or merge into or with another Person or enter into any other similar business combination, including pursuant to any amalgamation, arrangement, recapitalization or reorganization, other than a consolidation, merger or other similar business combination of any wholly-owned Subsidiary of Genworth Canada into or with Genworth Canada or into or with another wholly-owned Subsidiary of Genworth Canada;

(ii) acquire any shares or similar equity interests, instruments convertible into or exchangeable for shares or similar equity interests, assets, business or operations (in a single transaction or a series of related transactions) in the aggregate with a value of more than $50 million (excluding, for purposes of this Section 2.01(a)(ii), investments made in the ordinary course of business by the licensed insurance company subsidiary of Genworth Canada in accordance with Applicable Law and the investment policy approved by the board of directors of such subsidiary);

(iii) adopt any plan or proposal for a complete or partial liquidation, dissolution or winding up of Genworth Canada or any of its Subsidiaries or any reorganization or recapitalization of Genworth Canada or any of its Subsidiaries or commence any case, proceeding or action seeking relief under any existing or future laws relating to bankruptcy, insolvency, conservatorship or relief of debtors;

(iv) sell, transfer, lease, pledge or otherwise dispose of any of its or any of its Subsidiaries’ assets, business or operations (in a single transaction or a series of related transactions) in the aggregate with a value of more than $100 million (excluding, for purposes of this Section 2.01(a)(iv), sales or dispositions of investments made in the ordinary course of business by the licensed insurance company subsidiary of Genworth Canada in accordance with Applicable Law and the investment policy approved by the board of directors of such subsidiary);

(v) make any reductions in Genworth’s Canada’s policy with respect to the declaration and payment of any dividends on any Common Shares, except if and to the extent that a reduction in the dividend is required by Applicable Law or by requirements imposed by OSFI); or

(vi) issue new debt securities or incur or enter into debt or guarantees that would result in Genworth Canada having (on a consolidated basis) a ratio (expressed as a percentage) of debt to total capital (the sum of debt and shareholders’ equity) of greater than 20%.

(b) For so long as Genworth Financial beneficially owns not less than fifty percent (50%) of the outstanding Common Shares, Genworth Canada shall not (either directly or indirectly through a Subsidiary) take any of the following actions without the prior written consent of Genworth Financial:

(i) approve any annual business plan of Genworth Canada and its Subsidiaries on a consolidated basis (a “Business Plan”) and any material amendments to, or any material departure from, such Business Plan;

(ii) appoint or remove any Chief Executive Officer; or

(iii) issue Common Shares or other equity securities or securities convertible into or exerciseable or exchangeable for Common Shares or other equity securities of Genworth Canada, other than pursuant to a Share Incentive Plan that has been approved by the Board.

(c) If at any time Genworth Financial beneficially owns less than fifty percent (50%) of the outstanding Common Shares, then, for so long as Genworth Financial beneficially owns not less than thirty-three and one-third percent (33 1/3%) of the outstanding Common Shares, Genworth Canada shall consult with Genworth Financial with respect to the matters set forth in Section 2.01(b), but Genworth Financial shall have no right to approve or deny approval of such matters.

(d) For so long as Genworth Financial beneficially owns not less than fifteen percent (15%) of the outstanding Common Shares, Genworth Canada shall not implement or adopt any shareholder rights plan without the prior written consent of Genworth Financial, unless the plan includes an exception that would permit a purchase of all or part of the Common Shares beneficially owned by Genworth Financial from Genworth Financial and/or its Subsidiaries without causing the rights thereunder to separate from the Common Shares or become exerciseable or otherwise triggering the plan.

SECTION 2.02 Special Share and Board Composition.

(a) The Parties acknowledge and agree that Genworth Canada has issued the Special Share to Brookfield and Brookfield has paid a subscription price therefor of $1.00 to Genworth Canada.

(b) The Applicable GNW Shareholder shall cause the appropriate number of Genworth Financial Designees to resign or be removed promptly at any time when the number of Genworth Financial Designees on the Board exceeds the number of Genworth Financial Designees which the Applicable GNW Shareholder is entitled, as the holder of the Special Share, to elect pursuant to the rights attaching to the Special Share. Notwithstanding the foregoing, Genworth Canada may request that any one or more of the Genworth Financial Designees that would otherwise be required to resign or be removed pursuant to this Section 2.02(b) to remain a director, in which case any such Genworth Financial Designee shall no longer be considered to be a Genworth Financial Designee.

(c) With respect to the Special Share:

(i) The Applicable GNW Shareholder holding the Special Share agrees that it will not transfer, and Genworth Financial agrees that it will not permit the transfer, of the Special Share except (1) subject to Section 2.02(c)(ii), to a member of the Genworth Financial Group; or (2) as the Board may otherwise approve.

(ii) Prior to any transfer of the Special Share to a member of the Genworth Financial Group, Genworth Financial or the Applicable GNW Shareholder shall obtain and deliver to Genworth Canada an agreement or undertaking of such member of the Genworth Financial Group, in form satisfactory to Genworth Canada, acting reasonably, agreeing to become party to and be bound by this Agreement, and agreeing to transfer such Special Share to Genworth Financial or another member of the Genworth Financial Group immediately prior to such member ceasing to be a member of the Genworth Financial Group.

(d) If a proposed amendment to the articles of incorporation of Genworth Canada or other matter required to be voted on by shareholders of Genworth Canada (i) would, under the Canada Business Corporations Act, give rise to a class vote for the holder of the Special Share, and (ii) would not prejudicially affect the rights, privileges, restrictions and conditions attached to the Special Share, then the Applicable GNW Shareholder agrees to cause the Special Share to be voted in respect of such proposed amendment in the manner directed by Genworth Canada.

SECTION 2.03 Director Elections.

(a) Genworth Canada shall give written notice to the Applicable GNW Shareholder(s) and Genworth Financial of any meeting of shareholders of Genworth Canada at which directors are to be elected (a “Director Election”) at least 20 days and not more than 30 days prior to the record date for the meeting, which notice shall specify the record date and the proposed meeting date.

(b) Following receipt of such notice, Genworth Financial and the Applicable GNW Shareholder(s) shall choose whether to (i) exercise, or cause to be exercised, the rights to elect directors attached to the Special Share, or instead (ii) exercise, or cause to be exercised, the voting rights attached to the Common Shares beneficially owned by Genworth Financial in respect of the election of directors, in each case at or in connection with such Director Election, and shall notify Genworth Canada of such choice not later than five Business Days before the record date for the meeting; provided, however that if Genworth Financial and the Applicable GNW Shareholder(s) do not notify Genworth Canada of any choice, they shall be deemed to have chosen to exercise the voting rights attached to the Common Shares beneficially owned by Genworth Financial in respect of the election of directors. In respect of any particular Director Election, (i) if Genworth Financial and the Applicable GNW Shareholder(s) choose to exercise, or cause to be exercised, the rights to elect directors attached to the Special Share, Genworth Financial and the Applicable GNW Shareholder(s) agree not to vote, or to cause not to be voted, the Common Shares beneficially owned by Genworth Financial in connection with such Director Election, and (ii) if Genworth Financial and the Applicable GNW Shareholder(s) choose to exercise, or cause to be exercised, the voting rights attached to the Common Shares beneficially owned by Genworth Financial in respect such Director Election, Genworth Financial and the Applicable GNW Shareholder(s) agree not to exercise, or to cause not to be exercised, the rights to elect directors attached to the Special Share in connection with such Director Election.

(c) If Genworth Financial and the Applicable GNW Shareholder(s) have chosen to exercise, or cause to be exercised, the voting rights attached to the Common Shares beneficially owned by Genworth Financial in respect of a Director Election, Genworth Canada agrees to nominate for election as directors of Genworth Canada in such Director Election a number of persons specified by the Applicable GNW Shareholder(s) holding Common Shares equal to the number of directors the holder of the Special Share would have been entitled to elect, had Genworth Financial and the Applicable GNW Shareholder(s) chosen to exercise, or cause to be exercised, the rights to elect directors attached to the Special Share. In such event, the Applicable GNW Shareholder(s) holding Common Shares shall notify Genworth Canada of such nominees (the “Genworth Financial Nominees”) in the notice provided pursuant to Section 2.03(b) and Genworth Canada shall (i) disclose the choice of Genworth Financial and the Applicable GNW Shareholder(s) in the management information circular relating to the applicable Director Election, (ii) include the Genworth Financial Nominees in the management information circular and form of proxy relating to the applicable Director Election as nominees of management, and (iii) solicit proxies from shareholders of Genworth Canada in favour of the election of the Genworth Financial Nominees.

(d) The covenants in this Section 2.03 shall exist only for so long as the Special Share is outstanding.

SECTION 2.04 Director Nomination Rights.

(a) If the Special Share is redeemed upon demand by the holder, thereafter Genworth Canada agrees to nominate for election as directors of Genworth Canada at any meeting of shareholders at which directors are to be elected a number of persons designated by the Applicable GNW Shareholder(s) holding Common Shares as follows:

(i) for so long as Genworth Financial beneficially owns fifty percent (50%) or more of the outstanding Common Shares, the Applicable GNW Shareholder(s) holding Common Shares shall be entitled to designate a number of persons to be nominated for election as directors equal to 5/9 of the total number of directors (rounded to the nearest whole number) comprising the Board;

(ii) for so long as Genworth Financial beneficially owns less than fifty percent (50%) but not less than forty percent (40%) of the outstanding Common Shares, the Applicable GNW Shareholder(s) holding Common Shares shall be entitled to designate a number of persons to be nominated for election as directors equal to 4/9 of the total number of directors (rounded to the nearest whole number) comprising the Board;

(iii) for so long as Genworth Financial beneficially owns less than forty percent (40%) but not less than thirty percent (30%) of the outstanding Common Shares, the Applicable GNW Shareholder(s) holding Common Shares shall be entitled to designate a number of persons to be nominated for election as directors equal to 3/9 of the total number of directors (rounded to the nearest whole number) comprising the Board;

(iv) for so long as Genworth Financial beneficially owns less than thirty percent (30%) but not less than twenty percent (20%) of the outstanding Common Shares, the Applicable GNW Shareholder(s) holding Common Shares shall be entitled to designate a number of persons to be nominated for election as directors equal to 2/9 of the total number of directors (rounded to the nearest whole number) comprising the Board; and

(v) for so long as Genworth Financial beneficially owns less than twenty percent (20%) but not less than ten percent (10%) of the outstanding Common Shares, the Applicable GNW Shareholder(s) holding Common Shares shall be entitled to designate a number of persons to be nominated for election as directors equal to 1/9 of the total number of directors (rounded to the nearest whole number) comprising the Board.

(b) Genworth Canada shall (i) include the director nominees designated under this Section 2.04 in the management information circular and form of proxy relating to the applicable shareholder meeting as nominees of management, and (ii) solicit proxies from shareholders of Genworth Canada in favour of the election of such nominees.

SECTION 2.05 Board Committees. For so long as Genworth Financial beneficially owns not less than thirty-three and one-third percent (33 1/3%) of the outstanding Common Shares, Genworth Financial shall have the right to designate one member of each committee established by the Board.

ARTICLE III

PRE-EMPTIVE RIGHTS OF GENWORTH FINANCIAL

SECTION 3.01 Definitions.

In this Article III, the following terms shall have the following meanings:

(a) “Convertible Security” means a security of Genworth Canada that is convertible or exercisable into or exchangeable for Common Share(s), but excludes (i) an Incentive Security, (ii) a Special Option, (iii) a Right, and (iv) the Pre-Emptive Right;

(b) “Exercise Notice” has the meaning set forth in Section 3.03(b);

(c) “Incentive Security” means an option or other security of Genworth Canada convertible or exercisable into or exchangeable for Common Share(s) granted pursuant to any Share Incentive Plan;

(d) “Original Percentage” means the percentage of outstanding Common Shares beneficially owned by Genworth Financial immediately prior to a Triggering Event;

(e) “Pre-Emptive Right” means the right of Genworth Financial to purchase the Pre-Emptive Right Securities from Genworth Canada in accordance with this Article III;

(f) “Pre-Emptive Right Closing” means the closing from time to time of the issue of the Pre-Emptive Right Securities under the Pre-Emptive Right;

(g) “Pre-Emptive Right Securities” has the meaning set forth in Section 3.02(a);

(h) “Purchase Price” means the purchase price for the Pre-Emptive Right Securities referred to in Section 3.02(c);

(i) “Right” means a right granted by Genworth Canada to holders of Common Shares to purchase additional Common Shares and/or other securities of Genworth Canada;

(j) “Special Option” means an option or other security granted by Genworth Canada which is convertible or exercisable into or exchangeable for Common Share(s) granted by Genworth Canada for nominal or indeterminate consideration, and includes an over-allotment option or similar option granted to one or more underwriters in connection with a public offering of securities of Genworth Canada, but excludes (i) an Incentive Security, (ii) a Right, and (iii) the Pre-Emptive Right;

(k) “Triggering Event” means the issue of Common Shares and/or Convertible Securities by Genworth Canada and, for greater certainty, includes any issue of Common Shares on the exercise, conversion or exchange of any Special Option, but excludes any issue of Common Shares:

(i) on the exercise, conversion or exchange of any previously issued Convertible Securities;

(ii) on the exercise, conversion or exchange of any Incentive Security;

(iii) pursuant to any Share Incentive Plan;

(iv) on the exercise of any Right;

(v) on any exercise of the Pre-Emptive Right; or

(vi) pursuant to any stock dividend, stock split, consolidation, amalgamation, share reclassification, reorganization, merger involving Genworth Canada or other similar event that affects all holdings of Common Shares in the same manner, on a per share basis;

(l) “Triggering Event Closing Date” means the date on which a Triggering Event occurs;

(m) “Triggering Event Notice” has the meaning set forth in Section 3.03(a); and

(n) “Triggering Event Price” means, in respect of an issue of Common Shares and/or Convertible Securities by Genworth Canada pursuant to a Triggering Event, the purchase price per Common Share and/or Convertible Security to be paid for such Common Shares and/or Convertible Securities and means, in respect of an issue of Common Shares and/or Convertible

Securities for consideration other than money, the price per Common Share and/or Convertible Security, as determined by the Board acting in good faith, that would have been received by Genworth Canada had such Common Shares and/or Convertible Securities been issued for money.

SECTION 3.02 General Provisions.

(a) Grant of Pre-Emptive Right. Subject to the provisions of this Agreement and Applicable Law, Genworth Canada hereby grants to Genworth Financial the right, exercisable for so long as Genworth Financial beneficially owns not less than thirty-three and one-third percent (33 1/3%) of the outstanding Common Shares, to purchase on the Triggering Event Closing Date directly, or indirectly by another member of the Genworth Financial Group, from time to time upon the occurrence of any Triggering Event up to such number of Common Shares and/or Convertible Securities issuable in connection with the Triggering Event on the same terms and conditions as those issuable in connection with the Triggering Event (the “Pre-Emptive Right Securities”) which will, when added to the Common Shares beneficially owned by Genworth Financial immediately prior to the Triggering Event, result in Genworth Financial beneficially owning the Original Percentage of outstanding Common Shares after giving effect to the issue of all Common Shares to be issued or issuable (pursuant to the exercise, conversion or exchange of Convertible Securities) in connection with the Triggering Event. In the event that a Triggering Event consists of an issue of both Common Shares and Convertible Securities, the Pre-Emptive Right Securities shall be allocated to Genworth Financial between Common Shares and Convertible Securities on the same pro rata basis as are allocated to subscribers of the Triggering Event.

(b) Pre-Emptive Right Not Applicable to the Initial Public Offering. The Pre-Emptive Right shall not be exercisable by Genworth Financial with respect to the Initial Public Offering.

(c) Purchase Price. In respect of each exercise of the Pre-Emptive Right, the purchase price per Pre-Emptive Right Security (the “Purchase Price”) shall be equal to the greater of the Triggering Event Price and such price as may be prescribed by any securities regulator or stock exchange having jurisdiction over the issue of the Pre-Emptive Right Securities to Genworth Financial or a member of the Genworth Financial Group hereunder.

(d) Stock Exchange and Other Consents. Each of the Parties shall use all reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done as promptly as practicable, all things necessary, proper or advisable under Applicable Law to consummate and make effective the transactions contemplated by this Article III, including obtaining any governmental, regulatory, stock exchange or other consents, transfers, orders, qualifications, waivers, authorizations, exemptions and approvals, providing all notices and making all registrations, filings and applications necessary or desirable for the consummation of the transactions contemplated by this Article III, including any filings with governmental or regulatory agencies. Genworth Canada shall forthwith notify Genworth Financial if as a condition of obtaining any applicable regulatory approvals, including securities regulatory and stock exchange approval, the Purchase Price must be an amount greater than the Triggering Event Price and shall keep Genworth Financial fully informed and allow Genworth Financial to participate in any communications with such stock exchange regarding the exercise of the Pre-Emptive Right.

(e) Expenses. Except as otherwise specifically provided in this Article III, each Party shall bear its own expenses incurred in connection with this Article III and in connection with all obligations required to be performed by each of them under this Article III.

(f) Publicity. The Parties shall, subject to their respective legal obligations and Applicable Law, consult with each other, and use reasonable efforts to agree upon the text of any written press release relating to this Article III or the transactions contemplated hereby, before issuing any such press release.

(g) Pre-Emptive Right Not Exercisable if Registration Rights Exercised. Genworth Financial shall not be entitled to exercise the Pre-Emptive Right in respect of any offering in which Genworth Financial exercises its rights under Section 2.2 of the Registration Rights Agreement.

SECTION 3.03 Exercise of Pre-Emptive Right.

(a) Genworth Canada shall give Genworth Financial notice (a “Triggering Event Notice”) as soon as practicable (i) following a determination by Genworth Canada to effect a Triggering Event other than a Triggering Event that arises as a result of the exercise of a Special Option and (ii) following the exercise of a Special Option. Each Triggering Event Notice shall include the number of Pre-Emptive Right Securities which Genworth Financial shall be entitled to purchase as a result of the applicable Triggering Event, a calculation demonstrating how such number was determined, the Triggering Event Price and the anticipated Triggering Event Closing Date and the terms and conditions of the Pre-Emptive Right Securities, if other than Common Shares. Genworth Canada shall also give Genworth Financial notice as soon as practicable following the grant of a Special Option.

(b) Subject to the provisions hereof, the Pre-Emptive Right shall, in each instance, be exercisable by Genworth Financial at any time during a period of five (5) Business Days following receipt in accordance with Section 3.03(a) of a Triggering Event Notice, provided that Genworth Financial shall make its determination as to whether to exercise the Pre-Emptive Right in respect of such Triggering Event as soon as practicable and shall promptly deliver an irrevocable notice (an “Exercise Notice”) in writing addressed to Genworth Canada confirming that it will exercise the Pre-Emptive Right in respect of such Triggering Event, specifying the number of Pre-Emptive Right Securities that it will purchase and the member(s) of the Genworth Financial Group to whom such Pre-Emptive Right Securities are to be issued, if other than Genworth Financial. If Genworth Canada does not receive an Exercise Notice in respect of a Triggering Event Notice within such five (5) Business Day period, Genworth Financial shall be deemed to have not exercised the Pre-Emptive Right in respect of the Triggering Event to which such Triggering Event Notice relates and the Pre-Emptive Right shall be deemed to have expired in respect of such Triggering Event.

(c) Subject to Applicable Law, Pre-Emptive Right Closing of the issue of the Pre-Emptive Right Securities shall occur on the Triggering Event Closing Date or such later date as the Parties may agree upon.

(d) The obligation of Genworth Canada to consummate the sale of the Pre-Emptive Right Securities under this Article III is subject to the fulfilment, prior to or at the Pre-Emptive Right Closing, of each of the following conditions, any of which may be waived by Genworth Canada in writing:

(i) Genworth Financial shall have performed and complied in all material respects with the agreements and covenants required by this Article III to be performed or complied with by Genworth Financial prior to or at the Pre-Emptive Right Closing;

(ii) there shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Article III nor shall there be any investigation or proceeding pending before any court or governmental authority seeking to prohibit the consummation of the transactions contemplated by this Article III;

(iii) no Applicable Law shall have been enacted by any governmental authority which prohibits the consummation of the transactions contemplated by this Article III or makes such consummation illegal;

(iv) the closing of the issue and sale of the securities constituting the Triggering Event shall have occurred prior to, or shall occur concurrently with, the Pre-Emptive Right Closing;

(v) any stock exchange upon which the Common Shares shall then be listed and any other securities regulator having jurisdiction and whose approval is required shall have approved the issue and sale of such Pre-Emptive Right Securities; and

(vi) Genworth Financial shall have provided evidence satisfactory to Genworth Canada and its counsel, acting reasonably, that the issue and sale of the Pre-Emptive Right Securities is exempt from the prospectus and registration requirements, or the equivalent thereof, in all applicable jurisdictions.

(e) The obligation of Genworth Financial to consummate the purchase of the Pre-Emptive Right Securities under this Article III is subject to the fulfilment, prior to or at the Pre-Emptive Right Closing, of each of the following conditions, any of which may be waived by Genworth Financial in writing:

(i) Genworth Canada shall have performed and complied in all material respects with the agreements and covenants required by this Article III to be performed or complied with by it prior to or at the Pre-Emptive Right Closing;

(ii) there shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Article III, nor shall there be any investigation or proceeding pending before any court or governmental authority seeking to prohibit the consummation of the transactions contemplated by this Article III;

(iii) no Applicable Law shall have been enacted by any governmental authority which prohibits the consummation of the transactions contemplated by this Article III or makes such consummation illegal; and

(iv) any stock exchange upon which the Common Shares shall then be listed and any other securities regulatory having jurisdiction and whose approval is required shall have approved of the issue and sale of such Pre-Emptive Right Securities.

(f) At or prior to the time of the Pre-Emptive Right Closing,

(i) Genworth Canada shall deliver, or cause to be delivered, to Genworth Financial the Pre-Emptive Right Securities registered in the name of or otherwise credited to Genworth Financial or such member of the Genworth Financial Group as is designated in writing by it;

(ii) Genworth Financial shall deliver or cause to be delivered to Genworth Canada payment of the Purchase Price by certified cheque or wire or other electronic funds transfer; and

(iii) the Parties shall deliver any documents required to evidence the requirements set out in Sections 3.03(d)
and 3.03(e).

SECTION 3.04 No Obligations Unless Pre-Emptive Right Exercised. Nothing herein contained or done pursuant hereto shall obligate Genworth Financial to purchase or pay for, or shall obligate Genworth Canada to issue, the Pre-Emptive Right Securities except upon the exercise by Genworth Financial of the Pre-Emptive Right in accordance with the provisions of this Article III and compliance with all other conditions precedent to such issue and purchase contained in this Article III.

SECTION 3.05 No Rights As Holder of Pre-Emptive Right Securities. Genworth Financial shall not have any rights whatsoever as a holder of any of the Pre-Emptive Right Securities (including any right to receive dividends or other distributions therefrom or thereon) until Genworth Financial shall have duly acquired the Pre-Emptive Right Securities.

ARTICLE IV

FINANCIAL AND OTHER INFORMATION

SECTION 4.01 Annual and Quarterly Financial Information.

(a) Genworth Canada agrees that, with respect to any fiscal quarter or fiscal year during which, at any time, Genworth Financial beneficially owns not less than twenty percent (20%) of the outstanding Common Shares, Genworth Canada shall deliver to Genworth Financial the financial data and other information set forth on Schedule 4.01 for such fiscal period. Genworth Canada shall deliver such financial data and other information within such reasonable time periods as are specified by Genworth Financial, together with a certificate of the Chief Executive Officer and Chief Financial Officer of Genworth Canada certifying to the accuracy and completeness of such information.

(b) All financial data delivered to Genworth Financial hereunder shall be prepared in accordance with US GAAP and applicable SEC financial reporting requirements and shall be consistent with the level of detail provided in comparable financial data furnished by Genworth Canada or its Subsidiaries prior to the Closing Date. All annual and quarterly consolidated financial statements of Genworth Canada and its Subsidiaries shall set forth in each case in comparative form the consolidated figures for the previous fiscal year or the equivalent quarter and year-to-date period in the previous fiscal year, as applicable, shall be prepared in accordance with US GAAP and applicable SEC financial reporting requirements and shall be consistent with the level of detail provided in comparable financial statements furnished by Genworth Canada or its Subsidiaries prior to the Closing Date. The financial data and other information provided hereunder shall include management’s discussion and analysis and all statistical information necessary for inclusion in any Genworth Financial earnings press release or any financial statements, management’s discussion and analysis of financial condition and results of operations (“MD&A”) or other public filing required to be made by Genworth Financial, along with appropriate supporting documentation.

(c) Genworth Canada agrees that at any time Genworth Financial beneficially owns not less than twenty percent (20%) of the outstanding Common Shares, Genworth Canada shall deliver to Genworth Financial, on or before the third day, to the extent reasonably practicable, but in no event later than the day prior to the day Genworth Canada publicly files its Annual Information Form and annual and quarterly financial statements and MD&A with the Securities Commissions, the final form of its Annual Information Form and annual or quarterly financial statements and MD&A, as applicable, together with all certifications required by Applicable Law by each of the chief executive officer and chief financial officer of Genworth Canada and, in the case of audited annual financial statements, an opinion on the audited annual financial statements by Genworth Canada’s independent certified public accountants.

SECTION 4.02 Tax Information. Genworth Canada agrees that, with respect to any taxation period during which, at any time, Genworth Financial beneficially owns not less than ten percent (10%) of the outstanding Common Shares, Genworth Canada shall deliver to Genworth Financial the tax data and other information reasonably required by Genworth Financial to prepare and file its tax returns, as referenced on Schedule 4.02 for such period. Genworth Canada shall deliver such tax data and other information within such reasonable time periods as are specified by Genworth Financial, and will promptly notify Genworth Financial of any changes in the information previously provided, particularly changes resulting from filing amended tax returns or examinations by any Governmental Authority. In addition, Genworth Canada will retain documentation necessary to support the information furnished under Schedule 4.02 for at least five years following the calendar year to which the information requested relates, or such longer time as Genworth Financial reasonably requests.

SECTION 4.03 Operating Reviews. Genworth Canada agrees that, for so long as Genworth Financial beneficially owns not less than twenty percent (20%) of the outstanding Common Shares, Genworth Canada shall deliver to Genworth Financial the financial, risk and other information, reports and plans set forth on Schedule 4.03 in respect of each fiscal quarter or fiscal year, as applicable, within such reasonable time periods as are specified by Genworth Financial. Genworth Canada shall provide Genworth Financial with an opportunity to meet with management of Genworth Canada to discuss such information, reports and plans upon reasonable notice.

SECTION 4.04 General Requirements. The parties acknowledge and agree that financial reporting requirements and prudent risk management practices and procedures will change over time. Accordingly, the parties agree that all information provided by Genworth Canada or any of its Subsidiaries to Genworth Financial pursuant to this Article IV shall be consistent in terms of format and detail and otherwise with the procedures and practices in effect prior to the Closing Date with respect to the provision of such financial and other information by Genworth Canada or its Subsidiaries to Genworth Financial (and where appropriate, as presently presented in financial and other reports delivered to the board of directors of Genworth Financial), with such changes therein as may be reasonably requested by Genworth Financial from time to time, including any changes resulting from changes in accounting procedures, processes, methodologies or practices that are required in order to comply with Applicable Law, including the rules, regulations and requirements of the SEC, as applicable.

SECTION 4.05 Additional Requirements. Genworth Canada agrees that, for so long as, and with respect to any financial year during which, Genworth Financial beneficially owns not less than twenty percent (20%) of the outstanding Common Shares:

(a) Cooperation. Genworth Canada will provide to Genworth Financial on a timely basis all information that Genworth Financial or any of its Subsidiaries reasonably requires for the preparation, printing, filing, and public dissemination of any required public filing by Genworth Financial. Without limiting the generality of the foregoing, Genworth Canada will provide all required financial information with respect to it and its consolidated Subsidiaries to Genworth Financial’s independent certified public accountants (the “Genworth Financial Auditors”) and management in a sufficient and reasonable time and in sufficient detail to permit such auditors to take all steps and perform all review necessary with respect to information to be included or contained in financial statements, MD&A and other public filings by Genworth Financial.

(b) Coordination of Auditors’ Opinions. Genworth Canada will use its commercially reasonable efforts to enable its independent certified public accountants (the “Genworth Canada Auditors”) to complete their audit such that they will date their opinion on Genworth Canada’s audited annual financial statements on the same date that the Genworth Financial Auditors date their opinion on the audited annual financial statements of Genworth Financial, and to enable Genworth Financial to meet its timetable for the printing, filing and public dissemination of the audited annual financial statements of Genworth Financial.

(c) Earnings Releases. Genworth Financial agrees that, unless required by Law or unless Genworth Canada shall have consented thereto, no member of the Genworth Financial Group will publicly release any quarterly, annual or other financial information of Genworth Canada or any of its Subsidiaries (“Genworth Canada Information”) delivered to

Genworth Financial pursuant to this Article IV prior to the time that Genworth Financial publicly releases financial information of Genworth Financial for the relevant period. Genworth Financial will consult with Genworth Canada on the timing of their annual and quarterly earnings releases and Genworth Financial and Genworth Canada will give each other an opportunity to review the information therein relating to Genworth Canada and its Subsidiaries and to comment thereon; provided that Genworth Financial shall have the sole right to determine the timing of all such releases if Genworth Financial and Genworth Canada disagree. Genworth Canada shall publicly release its financial results for each annual and quarterly period concurrently with or immediately (and in no event later than four hours) following Genworth Financial’s release of its financial results for the corresponding period. If any member of the Genworth Financial Group is required by Law to publicly release such Genworth Canada Information prior to the public release of Genworth Financial’s financial information, Genworth Financial will give Genworth Canada notice of such release of Genworth Canada Information as soon as practicable but no later than two days prior to such release of Genworth Canada Information.

(d) Meetings with Financial Analysts. Genworth Canada shall notify Genworth Financial reasonably in advance of the date of all meetings to be held between Genworth Canada and any financial analyst, and shall consult with Genworth Financial as to the appropriate timing for all such meetings.

(e) Risk, Capital and Investment and Compliance Information.

(i) Risk, Capital and Investment Reporting. Genworth Canada shall deliver to Genworth Financial the risk, risk management, capital and investment information set forth on Schedule 4.05(e)(i) as directed by Genworth Financial from time to time, with such information to be in accordance with the administrative and risk management practices, policies and processes (including with respect to content of information and timing) of Genworth Financial in effect from time to time and communicated to Genworth Canada.

(ii) Compliance. Genworth Canada shall undertake the activities and deliver to Genworth Financial the compliance information set forth on Schedule 4.05(e)(ii) as directed by Genworth Financial from time to time, with such activities and information to be in accordance with the administrative and compliance practices, policies and processes (including with respect to content of information and timing) of Genworth Financial in effect from time to time and communicated to Genworth Canada.

(f) Access to Personnel and Working Papers. Genworth Canada will request the Genworth Canada Auditors to make available to the Genworth Financial Auditors both the personnel who performed or are performing the annual audit of Genworth Canada and, consistent with customary professional practice and courtesy of such auditors with respect to the furnishing of work papers, work papers related to the annual audit of Genworth Canada, in all cases within a reasonable time, so that the Genworth Financial Auditors are able to perform the procedures they consider necessary to take responsibility for the work of the Genworth Canada Auditors as it relates to the Genworth Financial Auditors’ report on the audited annual financial statements of Genworth Financial, all within sufficient time to enable Genworth Financial to meet its timetable for the printing, filing and public dissemination of the annual financial results of Genworth Financial.

SECTION 4.06 Fifty Percent Threshold. Genworth Canada agrees that, for so long as, and with respect to any financial year during which, Genworth Financial beneficially owns not less than fifty percent (50%) of the outstanding Common Shares:

(a) Monthly and Other Financial Information. Genworth Canada shall deliver to Genworth Financial the monthly financial, risk and other information, reports and plans set forth on Schedule 4.06(a) in respect of each month within the time periods specified by Genworth Financial. Genworth Canada shall provide Genworth Financial with an opportunity to meet with management of Genworth Canada to discuss such information, reports and plans upon reasonable notice.

(b) Internal Auditors. Genworth Canada shall provide Genworth Financial, the Genworth Financial Auditors or other representatives of Genworth Financial reasonable access upon reasonable notice during normal business hours to Genworth Canada’s and its Subsidiaries’ books and records and personnel so that Genworth Financial may conduct reasonable audits relating to the financial statements and data provided by Genworth Canada pursuant to this Article IV, as well as to the internal accounting controls and operations of Genworth Canada and its Subsidiaries.

(c) Maintenance of Internal Controls. Genworth Canada shall, and shall cause each of its consolidated Subsidiaries to, (i) make and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of Genworth Canada and such Subsidiaries and (ii) devise and maintain a system of internal controls over financial reporting sufficient to provide reasonable assurances that: (x) transactions are executed in accordance with management’s general or specific authorization, (y) transactions are recorded as necessary (1) to permit preparation of financial statements in conformity with US GAAP and Canadian GAAP or any other criteria applicable to such statements and (2) to maintain accountability for assets and (z) access to assets is permitted only in accordance with management’s general or specific authorization.

(d) Management Certification. Genworth Canada’s chief executive officer and chief financial or accounting officer shall submit quarterly representations, substantially in the form furnished to Genworth Financial by Genworth Canada or its Subsidiaries prior to the Closing Date (with such changes thereto prescribed by Genworth Financial consistent with representations furnished to Genworth Financial by other Subsidiaries of Genworth Financial or as otherwise required by changes to Applicable Law or stock exchange requirements) attesting to the accuracy and completeness of the financial statements or financial and accounting records referred to therein in all material respects.

(e) Accountants’ Reports. Promptly, but in no event later than five Business Days following the receipt thereof, Genworth Canada shall deliver to Genworth Financial copies of all reports submitted to Genworth Canada or any of its Subsidiaries by their independent certified public accountants, including, without limitation, each report submitted to Genworth Canada or any of its subsidiaries concerning its accounting practices and systems and any comment letter submitted to management or the board of directors (or any committee thereof) in connection with their annual audit and all responses to such reports and letters.

(f) Accounting Policies and Principles – US GAAP. Genworth Financial will notify Genworth Canada from time to time of changes to US GAAP or SEC financial reporting requirements. In connection with any such changes or any proposed material change in US GAAP accounting policies, principles, processes or methodologies from those in effect immediately prior to the Closing Date, Genworth Canada will consult with Genworth Financial and, if requested by Genworth Financial, Genworth Canada will consult with the Genworth Financial Auditors with respect to such changes and their implementation by Genworth Canada; provided, however that Genworth Canada shall not make or implement any such changes without Genworth Financial’s prior written consent. Genworth Financial will use its reasonable best efforts to promptly respond to any request by Genworth Canada to make a change in accounting policies, principles, processes or methodologies and, in any event, in sufficient time to enable Genworth Canada to comply with its obligations under Section 4.01.

(g) Accounting Policies and Principles – Canadian GAAP. Genworth Canada will give Genworth Financial reasonable prior notice of any proposed material change in Canadian GAAP accounting policies, principles, processes or methodologies from those in effect immediately prior to the Closing Date, and will give Genworth Financial notice immediately following adoption of any such changes that are mandated or required under Canadian GAAP or requirements of the Securities Commissions. In connection therewith, Genworth Canada will consult with Genworth Financial and, if requested by Genworth Financial, Genworth Canada will consult with the Genworth Financial Auditors with respect thereto. As to material changes in accounting principles that could affect Genworth Financial, Genworth Canada will not make any such changes without Genworth Financial’s prior written consent, excluding changes that are mandated or required under Canadian GAAP or requirements of the Securities Commissions. If Genworth Financial so requests, Genworth Canada will be required to obtain the concurrence of the Genworth Canada Auditors as to such material change prior to its implementation.

SECTION 4.07 Auditor Consultation. Genworth Canada agrees that, for so long as Genworth Financial beneficially owns less than fifty percent (50%) but not less than twenty percent (20%) of the outstanding Common Shares, Genworth Canada shall consult with Genworth Financial in advance regarding the selection of the audit firm to be proposed by management to be appointed as auditor of Genworth Canada by its shareholders.

SECTION 4.08 Disclosure of Information. Information provided pursuant to this Article IV may be disclosed by Genworth Financial in its public filings as required by any Governmental Authority or pursuant to Applicable Law as contemplated in
Article V of the Master Agreement.

SECTION 4.09 Privilege. The provision of any information pursuant to this Article IV shall not be deemed a waiver of any privilege, including privileges arising under or related to the attorney-client privilege or any other applicable privileges (a “Privilege”). Following the Closing Date, neither Genworth Canada nor its Subsidiaries nor Genworth Financial nor its Subsidiaries will be required to provide any information pursuant to this Article IV if the provision of such information would serve as a waiver of any Privilege afforded such information.

ARTICLE V

INDEMNIFICATION, DISPUTE RESOLUTION AND EXPENSES

SECTION 5.01 Indemnification. The parties shall indemnify each other in connection with this Agreement in accordance with Article VI of the Master Agreement, which shall be the sole and exclusive procedures for indemnification relating to this Agreement.

SECTION 5.02 Dispute Resolution. Any dispute, controversy or claim arising out of, or relating to this Agreement (a “Dispute”) shall be resolved in accordance with Article VII of the Master Agreement, which shall be the sole and exclusive procedures for the resolution of any such Dispute.

SECTION 5.03 Expenses. Except as otherwise specifically provided in this Agreement, each party hereto shall bear any costs and expenses incurred in connection with exercising its rights and performing its obligations under this Agreement.

ARTICLE VI

TERMINATION

SECTION 6.01 Termination. The term of this Agreement shall commence on the date hereof and expire on the first date on which Genworth Financial beneficially owns less than ten percent (10%) of the Common Shares of Genworth Canada.

SECTION 6.02 Survival. Article V (Indemnification, Dispute Resolution and Expenses), Section 6.02 (Survival) and Article VII (General Provisions) shall survive the expiration or other termination of this Agreement and remain in full force and effect. Section 4.01 (Annual and Quarterly Financial Information) shall survive the expiration or other termination of this Agreement and remain in full force and effect until Genworth Canada has provided the required information and Genworth Financial has prepared and publicly filed its financial statements for the applicable period. Section 4.02 (Tax Information) shall survive the expiration or other termination of this Agreement and remain in full force and effect until the 15th of September following the taxable year in which expiration or termination occurs.

ARTICLE VII

GENERAL PROVISIONS

SECTION 7.01 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the Province of Ontario irrespective of the choice of Laws principles.

SECTION 7.02 Co-operation. The requirements of Section 8.02 of the Master Agreement are and shall be deemed to be incorporated and made an integral part of this Agreement.

SECTION 7.03 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.03):

if to Genworth Canada:

Genworth MI Canada Inc.

2060 Winston Park Drive

Suite 300

Oakville, ON L6H 5R7

Attention: General Counsel

Phone: 905.287.5484

Fax: 905.287.5472

if to Genworth Financial:

Genworth Financial, Inc.

6620 West Broad Street

Richmond, VA 23230

Attention: General Counsel

Phone: 804.662.2574

Fax: 804.662.2414

if to Brookfield:

Brookfield Life Assurance Company Limited

c/o Aon Insurance Managers (Bermuda) Ltd.

Craig Appin House

8 Wesley Street

Hamilton HM JX

Bermuda

Attention: President

Phone: 441-295-2220

Fax: 441-292-0217

with a copy to:

Brookfield Life Assurance Company Limited

c/o Genworth Financial, Inc.

6620 West Broad Street

Richmond, VA 23230

Attention: President

Phone: 804-662-2560

Fax: 804-662-2414

SECTION 7.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Applicable Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

SECTION 7.05 Entire Agreement. Except as otherwise expressly provided in this Agreement, this Agreement (including the Schedules hereto and the herein referenced provisions of the Master Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and undertakings, both written and oral, between or on behalf of the parties hereto with respect to the subject matter of this Agreement.

SECTION 7.06 Assignment; No Third-Party Beneficiaries.

(a) A member of the Genworth Financial Group (including, for greater certainty, Brookfield) may assign this Agreement to any member of the Genworth Financial Group to whom Common Shares or the Special Share are transferred and who agrees to become party hereto and to be bound by this Agreement (whereupon such transferee shall become an Applicable GNW Shareholder in respect of such Common Shares or the Special Share, as applicable), provided, however that such transferor must remain party hereto in respect of any Common Shares or the Special Share, as applicable, remaining held by it, and Genworth Canada hereby consents and agrees to any such assignment. Except as aforesaid, this Agreement shall not be assigned by any party hereto without the prior written consent of the other party.

(b) Except as provided in Article V with respect to indemnification, this Agreement is for the sole benefit of the parties to this Agreement and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 7.07 Amendment; Waiver. No provision of this Agreement may be amended or modified except by a written instrument signed by all the parties hereto. No waiver by any party of any provision hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

SECTION 7.08 Rules of Construction. Interpretation of this Agreement shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires, (b) references to the terms Article, Section, paragraph, and Schedule are references to the Articles, Sections, paragraphs, and Schedules to this Agreement unless otherwise specified, (c) the word “including” and words of similar import shall mean “including, without limitation,” (d) provisions shall apply, when appropriate, to successive events and transactions, (e) the headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement and (f) this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. Unless specifically stated in the Master Agreement that a particular provision of the Master Agreement should be given effect in lieu of a conflicting provision in this Agreement, to the extent that any provision contained in this Agreement conflicts with, or cannot logically be read in accordance with, any provision of the Master Agreement, the provision contained in this Agreement shall prevail.

SECTION 7.09 Currency. All references in this Agreement to “dollars” or “$” are expressed in Canadian currency, unless otherwise specifically indicated.

SECTION 7.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

GENWORTH MI CANADA INC.

By:	/s/ Peter Vukanovich
	Name:	Peter Vukanovich
	Title:	President and Chief Operating Officer

GENWORTH FINANCIAL, INC.

By:	/s/ Joseph J. Pehota
	Name:	Joseph J. Pehota
	Title:	Senior Vice President – Corporate Development

BROOKFIELD LIFE ASSURANCE COMPANY LIMITED

By:	/s/ Ward Bobitz
	Name:	Ward Bobitz
	Title:	President

SCHEDULES

Schedule 4.01 Annual and Quarterly Financial Data and Other Information

GNW Ownership Interest
Schedule Name(s)	Description (Contents)	50% or Greater	20% or Greater, but Less than 50%
Production Metrics
Insurance and risk in force	Segregated by (i) product, (ii) loan size, (iii) age, (iv) province and (v) policy year with supporting documentation	✓	✓
New insurance written	Segregated by product with supporting documentation	✓	✓
Policies in force	Segregated by product with supporting documentation	✓	✓
Delinquent loans	Segregated by product and High LTV and Low LTV insurance with supporting documentation	✓	✓
Average primary loan size	Segregated by product with supporting documentation	✓	✓
LTV ratio	Segregated by product and ranges with supporting documentation	✓	✓
Financial Statements
Trended SEC US GAAP Balance Sheet	Trended for last 8 quarters	✓	✓
Trended SEC US GAAP Income Statement	Trended for last 8 quarters	✓	✓
SEC US GAAP Balance Sheet	Versus (i) prior quarter, (ii) same quarter of prior year and (iii) prior year end, with fx adjusted variance explanations	✓	✓
SEC US GAAP Income Statement	Versus prior quarter and same quarter of prior year, with fx adjusted variance explanations	✓	✓
Supporting Documentation
4 Blocker/Significant and Unusual Items	Describes changes to business relationships, processes, systems, asset/liability valuation methodologies and other items that impact financial statement results	✓	✓
Accounting memoranda	Support for conclusions reached on accounting matters during the quarter	✓	✓
Actuarial review report	Support for conclusions reached on actuarial matters	✓	✓
Deferred Acquisition Cost study		✓	✓
US GAAP trial balance ledger feed	Prepared for all SEC required reported accounts	✓	✓
Balance Sheet account rollforwards	Rollforward (i) Deferred Acquisition Cost, (ii) Intangibles (PVFP, software and licenses), (iii) Loss Reserve, (iv) Goodwill and (v) Unearned Premiums for last 8 quarters and Equity year-to-date	✓	✓
Written and Earned Premium rollforward	For last 8 quarters	✓	✓
Other Assets and Other Liabilities	Detailed by subcategories with variance explanations versus same quarter of prior year and prior year end	✓	✓
Schedule of Commitment and Contingencies		✓	✓
Auditor Questionnaire		✓	✓
Financial Statement Representation Letter	Management representation letter signed by CEO, CFO and Controller	✓	✓
Account reconciliations in Genworth reconciliation system	For all accounts	✓	✓

Schedule 4.02 Tax Data and Other Information

GNW Ownership Interest
Schedule Name(s)	Description (Contents)	50% or Greater	10% or Greater, but Less than 50%
Annual US Tax Reporting Package for Form 5471		✓	✓
Canadian Tax Returns	Including all provincial tax returns	✓	✓
Canadian Tax Liability Estimates	Including all provinces	✓	✓

Schedule 4.03 Financial, Risk and Other Information

GNW Ownership Interest
Schedule Name(s)	Description (Contents)	50% or Greater	20% or Greater, but Less than 50%
Quarterly Reports

Short Range Forecast Submission to TM1	Forecast of current quarter US GAAP earnings by SEC line item and key metrics with variance explanations versus Operating Plan	✓	✓

Finance Reviews	Review of US GAAP income statement, loss drivers and expense drivers for the quarter with variance explanations versus (i) prior quarter, (ii) same quarter of prior year and (iii) Operating Plan	✓	✓

Operating Reviews	Review of economic environment and trends, portfolio metrics, production metrics, US GAAP income statement, loss drivers, expense drivers and strategy for the quarter with variance explanations versus (i) prior quarter, (ii) same quarter of prior year and (iii) Operating Plan	✓	✓

Preparation of Earnings Release		✓	✓
Annual Planning

Multi-Year Plan submission to TM1	5 Year forecast of Company performance, capital needs and dividend plans	✓	✓

Operating Plan Expense Budgeting Submission to TM1	1 Year forecast of Company’s expenses for subsequent year	✓	✓

Operating Plan Submission to TM1	1 Year forecast of Company performance, capital needs and dividend plan used to set targets for subsequent year	✓	✓

Schedule 4.05(e)(i) Risk, Capital and Investment Information

GNW Ownership Interest
Schedule Name(s)	Description (Contents)	50% or Greater	20% or Greater, but Less than 50%
Risk Management

Economic / Housing Market Indicators	Home Price Appreciation, GDP and Unemployment Rate at national and regional level	✓	✓

Ever-To-Date Loss Ratios	Loss Ratios by (i) book year, (ii) product, (iii) region and (iv) lender	✓	✓

Delinquency Drill Down	Delinquency Count and Rate by (i) book year, (ii) region and (iii) product	✓	✓

Loss Analysis	Representing (i) Total Losses, (ii) dollars of Paid Claims, (iii) Change In Reserves, (iv) Loss Ratio and (v) Other Loss Metrics	✓	✓

Loss Tracking	Actual loss development versus Operating Plan	✓	✓

Delinquency Trends	Delinquency Rate Trends by book year and region (graphs)	✓	✓

Monthly Cure Rates (High LTV)	Trends at (i) national, (ii) regional and (iii) book year levels (graphs)	✓	✓

New Delinquency Rates	Trends at (i) national, (ii) regional and (iii) book year levels (graphs)	✓	✓

Portfolio Trends	In Force and New Insurance Written by (i) geographic region, (ii) LTV, (iii) credit score, (iv) OmniScore and (v) product	✓	✓

Delinquency And Claim Performance By Development Year	Delinquency and Claim Triangles by book year	✓	✓

Original and Effective LTV	Original and Effective LTV and Cumulative Home Price Appreciation by book year	✓	✓

Loss Forecasts	Base Case and Stress Scenario Loss forecasts with key assumptions	✓	✓

RADAR Report	Portfolio composition and performance versus targets	✓	✓

ERM Metrics	Including (i) Earnings and Earnings at Risk, (ii) ROE, (iii) MCT Ratio, (iv) Liquidity Ratio, (v) VaR, (vi) BE VNB and (vii) MC VNB	✓	✓

In Force Review Information	In Force Review Package including (i) portfolio performance, (ii) risk issues and (iii) ROE performance	✓	✓

Bulk Deal Summary	Summary of Bulk Deals including (i) NIW, (ii) geographic and product dispersion and (iii) pricing and ROE	✓	✓

Underwriting Audit Reports	Summary of Underwriting Audits including Error Rates and Findings	✓	✓
Capital Management

Capital Management Report	Summary of capital available versus OSFI minimum required capital for current quarter (MCT ratio) and forecast for the subsequent four quarters, including impacts of dividend plans, stress scenarios, and unrealized gain/loss positions	✓	✓

Dividend Plans	Details of dividend plan for current period and forecast for remainder of year	✓	✓
Investment Management

Monthly Investment Portfolio Holdings Report		✓	✓

Monthly Investment Snapshot Report		✓	✓

Schedule 4.05(e)(ii) Compliance Activities and Reporting

GNW Ownership Interest
Schedule Name(s)	Description (Contents)	50% or Greater	20% or Greater, but Less than 50%
Annual Compliance Review	Annual compliance review of Genworth Canada utilizing the Genworth One Compliance self-assessment process	✓	✓

Code of Ethics	Adopt the Genworth Financial Integrity First Code of Ethics (as it may be amended or modified from time to time). Require, as a condition of employment, that (i) employees of Genworth Canada provide a written acknowledgement of the Code of Ethics at least once each year (or such other frequency as Genworth Financial requires of its employees generally from time to time) and (ii) employees of Genworth Canada undertake training in the Code of Ethics, in such manner as Genworth Financial requires of its employees generally from time to time, at least once every two years (or such other frequency as Genworth Financial requires of its employees generally from time to time). Provide confirmation to Genworth Financial of the foregoing as reasonably requested by Genworth Financial from time to time.	✓	✓

Conflict of Interest Questionnaires	Annually, circulate and obtain completed conflict of interest questionnaires from directors and officers, such questionnaires to be in the form provided by Genworth Financial from time to time. Provide information about or copies of such completed questionnaires to Genworth Financial upon request.	✓	✓

Customer Complaints	Quarterly, provide a report of customer complaints received	✓	✓

Regulatory Updates	Quarterly or as otherwise reasonably requested by Genworth Financial, provide briefings or updates to Genworth Financial on legal and regulatory affairs reflecting changes and developments applicable to or affecting Genworth Canada and/or the Canadian mortgage insurance business.	✓	✓

Ombudsperson Reports	Maintain an ombudsperson and, quarterly or as otherwise reasonably requested by Genworth Financial, provide reports of complaints, concerns or issues raised with the Genworth Canada ombudsperson.	✓	✓

Notification of Material Ombudsperson Contacts	Provide reports of significant or material complaints, concerns or issues raised with the Genworth Canada ombudsperson within 5 Business Days of the complaint, concern or issue being raised.	✓	✓

Notification of Material Concerns Raised with Directors	Provide reports of significant or material complaints, concerns or issues raised directly with the Genworth Canada board of directors or audit committee of the board of directors, within 5 Business Days of the complaint, concern or issue being raised.	✓	✓

Notification of Material Regulatory Matters	Provide reports of significant or material regulatory inquiries, examinations, audits or requests for information (whether from OSFI, provincial insurance regulatory authorities, securities regulatory authorities or other applicable regulatory bodies) within 5 Business Days of becoming aware of the matter. Provide prompt reports of other significant or material regulatory matters. Provide copies of correspondence and other relevant materials as reasonably requested by Genworth Financial.	✓	✓

Schedule 4.05(e)(ii) Compliance Activities and Reporting

GNW Ownership Interest
Schedule Name(s)	Description (Contents)	50% or Greater	20% or Greater, but Less than 50%
Quarterly Compliance Dashboard/Metric Reporting	Quarterly, provide compliance dashboard/metric reporting to Genworth Financial in the format provided prior to the date of this Agreement, as reasonably modified from time to time by Genworth Financial.	✓	✓

Risk, Capital and Investment Committee	Provide copies of all documents and materials provided to or reviewed by the Risk, Capital and Investment Committee of Genworth Canada (or any successor committee or committee with equivalent function) promptly after delivery of such materials to committee members.	✓	✓

Other	Copies of regulatory compliance policies, procedures and processes and other materials and information related to regulatory matters and compliance by Genworth Canada, as reasonably requested by Genworth Financial from time to time.	✓	✓

The foregoing information and materials shall be provided to the Chief Compliance Officer and such other persons at Genworth Financial as Genworth Financial may designate from time to time.

For purposes of this Schedule 4.05(e)(ii), references to Genworth Canada include Genworth MI Canada Inc. and its subsidiaries from time to time, including Genworth Financial Mortgage Insurance Company Canada.

Schedule 4.06(a) Monthly Financial, Risk and Other Information

GNW Ownership Interest
Schedule Name(s)	Description (Contents)	50% or Greater	20% or Greater, but Less than 50%
Financial Data

US GAAP trial balance ledger feed	Prepared for all SEC required reported accounts	✓

Account reconciliations in Genworth reconciliation system	For high risk accounts	✓

Monthly Reports

Headcount	Name and function of Company employees, contractors and open positions	✓

Production	Actual monthly results and total quarter forecast with variance explanations to Operating Plan	✓

Loss Mitigation	Details on loss mitigation efforts and results during the period along with quarterly forecast for remainder of year	✓

Driver Based Forecast	Business leading indicator trends and quarterly forecast of net operating income for the current year and subsequent year	✓

Short Range Forecast Submission to TM1	Forecast of current quarter US GAAP earnings by SEC line item and key metrics with variance explanations versus Operating Plan	✓

Monthly Metric Submission to TM1	Key metrics for the current month and forecast of key metrics and US GAAP SEC income statement and balance sheet for current year and subsequent year	✓

Operating Reviews	Review of economic environment and trends, portfolio metrics, production metrics, US GAAP income statement, loss drivers and expense drivers for the current quarter forecast with variance explanations versus (i) prior quarter, (ii) same quarter of prior year and (iii) Operating Plan	✓